UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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BIOLASE, INC.

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On May 3, 2021, BIOLASE, Inc. (the “Company”) distributed a letter to stockholders in connection with the Company’s 2021 annual meeting of stockholders and issued a press release containing a copy of the letter. A copy of the press release can be found below.

* * * * *

FOOTHILL RANCH, Calif., May 3, 2021 /PRNewswire/ — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today sent the following letter to stockholders regarding the upcoming 2021 annual meeting of stockholders scheduled to be held on May 26, 2021.

The text of the letter is as follows:

May 3, 2021

Dear Fellow BIOLASE Stockholders,

The Board of Directors and management team of BIOLASE, Inc. thank you for your continued support for BIOLASE. Like you, we are only interested in the continued success and growth of BIOLASE.

As we emerge from the impact of COVID-19, we believe it is important to preserve BIOLASE’s strategic flexibility to grow and create shareholder value. As such, the Board is asking for you to vote TODAY “FOR” ALL proposals at the upcoming 2021 annual meeting.

We believe that voting FOR ALL proposals together will:

•	Help ensure continued listing of BIOLASE common stock on The Nasdaq Capital Market;

•	Attract institutional investors to BIOLASE;

•	Attract and retain employees and other service providers; and

•	Promote greater liquidity for our stockholders

More specifically:

Proposal	Why the Board Believes You Should Vote FOR the Proposal
#3—the amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares available for issuance under the Plan

Increasing the number of shares available for equity grants will:

•  Enable us to conserve cash by offering equity-based compensation in lieu of cash compensation to employees and other service providers

Proposal	Why the Board Believes You Should Vote FOR the Proposal
#4—the amendment of the BIOLASE, Inc. charter to effect a reverse stock split

A reverse stock split will:

•  Reduce the likelihood that our common stock will be delisted from the Nasdaq Capital Market

•  Likely result in a higher stock price, enhancing the marketability of our common stock to institutional and other investors, increasing trading liquidity and helping us to attract and retain employees

#5—the amendment of the BIOLASE, Inc. charter to increase the number of authorized shares

Increasing the number of authorized shares will:

•  Permit us to amend our equity compensation plan as described above

•  Provide future flexibility for general corporate purposes and for raising capital (although we do not anticipate needing any additional capital in the near term)

Without the increase, we have less than 3 million shares of common stock authorized, unissued and available for general corporate purposes

If you have already submitted a proxy, you may change your vote prior to the annual meeting by voting again using the same materials. Only your latest dated vote counts.

If you have already submitted a proxy by telephone or over the Internet and you would like to change your vote, please call our proxy solicitor, D.F. King & Co., Inc., at (800) 347-4750, or click on the original voting link you used to submit your vote from the email you received with the proxy materials (if you hold at Robinhood, look for an email from Proxydocs.com, and for all other stockholders, check for an email from Proxyvote.com). You can also email D.F. King & Co., Inc. at BIOL@dfking.com.

Thank you,

John R. Beaver

President and Chief Executive Officer

If you need any assistance voting your shares, please contact our proxy solicitor at:

D.F. King & Co, Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 347-4750

Banks and Brokers Call: (212) 269-5550

BIOL@dfking.com

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding the anticipated effects of stockholder approval of matters to be voted on at BIOLASE’s 2021 annual meeting of stockholders (the “Annual Meeting”). Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this communication. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, those risks and uncertainties that are described in the definitive proxy statement filed by BIOLASE with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting and in the “Risk Factors” section of BIOLASE’s most recent annual report on Form 10-K filed with the SEC. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.